SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934

                        Date of Report September 22, 1997

                                    DCX, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



Colorado                             0-14273                     84-0868815
-------------                      -----------               -------------------
(State of                          (Commission                 (IRS Employer
incorporation)                     File Number)              Identification No.)



3002 North State Highway 83, Franktown, CO                       80116-0569
------------------------------------------                       ----------
(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code (303) 688-6070





                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
---------------------------------------------

On September 22, 1997, DCX, Inc. ("the Corporation") acquired all the outstanding shares of PlanGraphics, Inc. ("PGI"), a Maryland corporation located in Frankfort, Kentucky, in exchange for a total of 2,631,145 shares of the Corporation's no par value common stock at a price of $1.52 per share as set in the acquisition agreement which is filed as Exhibit 2.1a with this Form 8-K. The purchase price was based upon, among other things, what the Company believes is purchase price valuations paid for other companies in industries similar to PlanGraphics. In addition, the Corporation provided working capital to PGI subsequent to the executing the acquisition agreement.

Effective upon completion of the closing, the Corporation has agreed to increase the size of its Board of Directors from four to seven members and appoint John
C. Antenucci (President and Chairman of PlanGraphics) and two additional persons nominated by Mr. Antenucci as three, including Mr. Antenucci, of the seven directors of the Company. Furthermore, the Corporation has agreed to appoint one additional person jointly nominated by Mr. Carreker, President and CEO of the Corporation, and Mr. Antenucci as the seventh of the seven members, with all appointees serving until the next annual shareholders' meeting. The Company has also agreed to renominate Mr. Antenucci and these three additional newly appointed directors of the Corporation to be elected for a full one-year term at its next annual shareholders' meeting. The additional directors have not yet been appointed.

The Corporation has agreed to register all of the shares to be issued in connection with the acquisition. The Corporation agreed to appoint John C. Antenucci President and Vice Chairman. Mr. Antenucci, 51, is founder, President and CEO of PlanGraphics, Inc., a company specializing in the design and implementation of geographic information systems, since 1979. Mr. Antenucci is a former president of AF/FM International, a professional association for the mapping industry. He is also a former member of the Academy of Sciences on National Mapping, an advisor to Ohio State University's Center for Mapping and editor of the leading textbook on GIS.

Item 5. Press Release
---------------------

A copy of the Corporation's press release, dated September 24, 1997, is provided as an attachment to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

(a) Financial Statements of business acquired.


                               PLANGRAPHICS, INC.

                          AUDITED FINANCIAL STATEMENTS
                    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                          YEAR ENDED DECEMBER 31, 1995

INDEPENDENT AUDITORS' REPORT
----------------------------

Board of Directors
PlanGraphics, Inc.
Frankfort, Kentucky


     We have audited the accompanying balance sheets of PlanGraphics, Inc. as of September 30, 1996 and December 31, 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the nine months ended September 30, 1996 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PlanGraphics, Inc. at September 30, 1996 and December 31, 1995, and the results of its operations and cash flows for the nine months ended September 30, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                       /S/ Eskew & Graham
                                                       -------------------------
                                                       Lexington, Kentucky

August 26, 1997




                                         PLANGRAPHICS, INC.
                                           BALANCE SHEETS


                                                                September 30              December 31
                                                                    1996                     1995
                                                                ------------              ------------
     ASSETS
Cash                                                             $    59,870              $   437,198
Accounts receivable - billed contract fees                         1,363,697                  976,294
Accounts receivable - unbilled contract fees                         766,321                  735,738
Accounts receivable - other                                           84,588                   66,913
Deferred tax asset                                                    36,000                  160,000
                                                                 -----------              -----------
   Total current assets                                          $ 2,310,476              $ 2,376,143

Premises and equipment (net of accumulated
   depreciation of $860,953 and $579,808, respectively)            2,650,728                  466,577
Other assets                                                         174,099                  138,648
Goodwill                                                             155,416                  165,271
                                                                 -----------              -----------

TOTAL ASSETS                                                     $ 5,290,719              $ 3,146,639

     LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT)
Accounts payable                                                 $   560,230              $   259,645
Bank overdraft                                                             0                  385,429
Notes payable - current portion                                      337,507                  954,292
Obligation under capital leases - current portion                    115,308                   64,429
Accrued expenses                                                     631,482                  321,017
Deferred revenue                                                     428,291                  744,824
Other liabilities                                                     15,389                   11,682
                                                                 -----------              -----------
   Total current liabilities                                     $ 2,088,207              $ 2,741,318

Notes payable                                                      1,229,840                  691,126
Obligation under capital leases                                    2,041,154                   72,761
                                                                 -----------              -----------
   Total liabilities                                             $ 5,359,201              $ 3,505,205

Stockholders' Equity (Deficit):
   Common stock, no par value; voting; 100,000
     shares authorized; 97,175 shares issued and
     outstanding$ 153,928                                        $   153,928
   Common stock, no par value; non-voting; 110,000
     shares authorized; 110,396 and 111,980 issued
     and outstanding in 1996 and 1995, respectively                  328,035                  342,850
   Accumulated deficit                                              (550,445)                (855,344)
                                                                 -----------              -----------
     Total stockholders' equity (deficit)                        $   (68,482)             $  (358,566)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 5,290,719              $ 3,146,639

                                      See notes to financial statements.

                                                      4

                               PLANGRAPHICS, INC.
                              STATEMENTS OF INCOME
                    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                          YEAR ENDED DECEMBER 31, 1995



                                                      1996              1995
                                                   -----------      -----------

Contract revenues                                  $ 7,985,750      $ 7,838,201

Costs and expenses:
   Salaries and employee benefits                  $ 4,208,219      $ 4,770,217
   Direct contract costs                             1,582,377        1,355,552
   Marketing and proposal expenses                     317,659          409,914
   Other operating expenses                          1,112,216          985,692
                                                   -----------      -----------
     Total cost and expenses                       $ 7,220,471      $ 7,521,375

Operating income                                   $   765,279      $   316,826

Other income and (expenses):
   Interest income$                                        416      $         0
   Interest expense                                   (297,064)        (225,220)
   Other income                                         12,737            8,493
                                                   -----------      -----------
     Total other income and (expenses)             $  (283,911)     $  (216,727)

Income before income taxes                         $   481,368      $   100,099

Income tax expense                                     176,469           50,450
                                                   -----------      -----------

NET INCOME                                         $   304,899      $    49,649









                       See notes to financial statements.



                                                PLANGRAPHICS, INC.
                              STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                     NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                                           YEAR ENDED DECEMBER 31, 1995



                                                                                                        Total
                                                                                                       Stockholders'
                                                   Common Stock                   Accumulated           Equity
                                              Voting          Non-Voting            Deficit            (Deficit)
                                              ------          ----------            -------            ---------

Balance January 1, 1995                     $ 153,928          $ 353,718          $ (904,993)         $ (397,347)

Issuance of 500 shares of common
 stock                                              0              4,000                   0               4,000

Retirement of 1,433 shares of
 common stock                                       0            (14,868)                  0             (14,868)

Net income                                          0                  0              49,649              49,649
                                            ---------          ---------           ---------           ---------

Balances, December 31, 1995                 $ 153,928          $ 342,850            (855,344)          $(358,566)

Issuance of 817 shares of common
 stock                                              0              5,765                   0               5,765

Retirement of 2,401 shares of
 on stock                                           0            (20,580)                  0             (20,580)

Net income                                          0                  0             304,899             304,899
                                            ---------          ---------           ---------           ---------

BALANCES, SEPTEMBER 30, 1996                $ 153,928          $ 328,035           $(550,445)          $ (68,482)












                                        See notes to financial statements.



                                            PLANGRAPHICS, INC.
                                         STATEMENTS OF CASH FLOWS
                                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                                       YEAR ENDED DECEMBER 31, 1995



                                                                         1996                     1995
CASH FLOWS FROM OPERATING ACTIVITIES:                                -----------              -----------
   Net income                                                        $   304,899              $    49,649
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                                     290,999                  157,761
       Deferred taxes                                                    124,000                   38,000
       Change in assets and liabilities:
         Accounts receivable                                            (435,661)                (279,816)
         Other assets                                                    (35,450)                  31,790
         Accounts payable                                                300,585                  (71,300)
         Accrued expenses                                                310,466                   85,711
         Deferred revenue                                               (316,533)                 604,403
         Other current liabilities                                         3,707                    9,799
                                                                     -----------              -----------
           Net cash provided by operating activities                 $   547,012              $   625,997

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment                                             $  (365,296)             $  (268,398)
                                                                     -----------              -----------
     Net cash used in investing activities                           $  (365,296)             $  (268,398)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Decrease (increase) in bank overdraft                             $  (385,429)             $   245,999
   Repayment of notes payable                                            (78,072)                 (95,022)
   Payments on obligations under capital lease                           (80,728)                 (65,052)
   Issuance of common stock                                                5,765                    4,000
   Retirement of common stock                                            (20,580)                 (14,868)
                                                                     -----------              -----------
     Net cash (used in) provided by financing activities             $  (559,044)             $    75,057

Net (decrease) increase in cash                                      $  (377,328)             $   432,656

Cash at beginning of period                                              437,198                    4,542
                                                                     -----------              -----------

CASH AT END OF PERIOD                                                $    59,870              $   437,198

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
     Cash paid during the period for:
       Interest expense                                              $   292,863              $   233,457
       Income taxes                                                  $     6,455              $     5,600

NON-CASH TRANSACTIONS:
   Acquisition of building under capitalized lease
     obligation                                                      $ 2,100,000              $         0

                                      See notes to financial statements.

                                                     7

                                                         .
                               PLANGRAPHICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                          YEAR ENDED DECEMBER 31, 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Nature of Operations - The Company is an independent consulting firm specializing in the design and implementation of Geographic Information Systems
(GIS) as well as advisory services in the United States and foreign markets. The customer base consists primarily of utilities, government agencies, and land and resource management organizations.

     B. Estimates in the Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     C. Cash - For purposes of reporting cash flows, cash includes cash on hand and deposits in banks.

     D. Revenue and Cost Recognition - Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     E. Premises and Equipment - Premises and equipment are recorded at acquisition cost. Provisions for depreciation are based on annual rates calculated to amortize the cost of depreciable assets over their estimated economic lives. Depreciation is computed by both the straight-line and double-declining-balance methods.

         F. Investment in Partnership - The Company holds a minority interest in a limited partnership. The investment is recorded at cost, adjusted for the Company's pro rata share of income, loss and cash distributions and is included in other assets on the balance sheet.

     G. Goodwill - Goodwill represents the excess of the cost over the fair value of its net assets acquired at the date of acquisition and is being amortized on the straight-line method over fifteen years.

     H. Deferred Revenue - Deferred revenue represents amounts received under certain contracts in excess of revenue recognized.

     I. Marketing Expense - The Company charges all marketing expenses to operations when incurred. No amounts have been established for any future benefits related to these expenditures.

     J. Income Taxes - The Company uses the liability method for computing deferred income taxes. Under the liability method, deferred taxes are based on the change in the deferred tax liability or asset established for the expected future tax consequences of differences in the financial reporting and tax bases of assets and liabilities. The differences relate principally to accrued vacation and net operating loss carryforwards.

     K. Change in Fiscal Year - During 1996, the Company changed its fiscal year end from December 31 to September 30.

2. CASH DEPOSITS

     The Company maintains amounts of cash in related and unrelated bank deposits which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

3. CONTRACT RECEIVABLES

     Contract receivables at September 30, 1996 and December 31, 1995 consist of the following:


                                                1996                1995
         Contract receivables:
           Billed                         $      1,363,697    $       976,294
           Unbilled                                703,318            678,066
           Retained                                 63,003             57,672
                                          ----------------    ---------------
                                          $      2,130,018    $     1,712,032
4. PREMISES AND EQUIPMENT

     The Company's premises and equipment at September 30, 1996 and December 31, 1995 are summarized as follows:


                                                   1996             1995

    Land and building under capital lease      $   2,100,000    $          0
    Equipment under capital lease                    310,253         310,253
    Furniture, fixtures and equipment              1,101,428         736,132
                                               -------------    ------------
                                               $   3,511,681    $  1,046,385
    Accumulated depreciation                        (860,953)       (579,808)
                                               -------------    ------------
                                               $   2,650,728    $    466,577

     Depreciation expense was $281,144 and $144,621 for the nine months ended September 30, 1996 and year ended December 31, 1995, respectively.

5. NOTES PAYABLE

     Notes payable at September 30, 1996 and December 31, 1995, represent the outstanding balances of notes payable to a commercial bank and to a minority shareholder.

     The notes payable to the commercial bank consist of two fully drawn lines of credit which aggregate $850,000. The first line originated December 5, 1990, and was last renewed June 10, 1996 in the amount of $650,000. It bears a demand feature with interest at the prime rate plus 1% and matured June 10, 1997. Interest payments are made monthly. Collateral consists of a security agreement dated December 5, 1990, on all equipment and accounts receivable of the Company, a stock pledge agreement on 40,000 shares of capital stock held by the majority shareholder, and an assignment of a $500,000 life insurance policy on the life of the majority shareholder. The second line originated December 5, 1990, and was last renewed June 10, 1996 in the amount of $200,000. Interest on this line is fixed at 9.5% and is due on demand. This line is secured by the December 5, 1990 security agreement and a Guaranty Agreement dated April 2, 1992 from a minority shareholder. Total amounts outstanding under these notes were $850,000 at September 30, 1996 and December 31, 1995. The loan agreement dated June 10, 1996 includes certain restrictions on liquidation or disposal of assets, capital expenditures, additional indebtedness, payments to guarantors, capital transactions, dividend payments and other such agreements, all of which have been complied with at September 30, 1996.

     The $650,000 line was subsequently renegotiated on April 25, 1997 and includes quarterly interest and principal reduction of $5,000 per month for eleven months with remaining principal due at maturity, April 24, 1998. The $200,000 line was renegotiated June 6, 1997 for 60 days with principal and interest due at maturity. All terms and conditions of the June 10, 1996 loan agreement remain in effect.

     The notes payable to a minority shareholder consist of an installment note which originated July 26, 1991 in the amount of $330,000, and was renewed December 21, 1994 in the amount of $284,732 and five demand notes of various dates and amounts aggregating $550,000 which along with outstanding interest were combined into one promissory note dated December 21, 1994. The installment note bears a fixed interest rate of 10% and is secured by a proxy on 32,400 shares of Company stock owned by the majority shareholder. The promissory note bears interest at the prime rate. Both notes mature December 21, 1998 and are subject to covenants prohibiting further issuance of voting stock and other such agreements. Total amounts outstanding under these related party notes were $717,347 and $795,418 at September 30, 1996 and December 31, 1995, respectively.

     Principal payments on all notes payable due subsequent to September 30, 1996 are as follows:

         Due September 30, 1997                    $     337,507
                           1998                          747,817
                           1999                          482,023
                                                   -------------
                                                   $   1,567,347

6. OBLIGATION UNDER CAPITAL LEASES

     The Company leases its main office facility from a related party, Capitol View Development, LLC, under a triple net commercial lease beginning January 1996. The majority shareholder of PlanGraphics, Inc. owns approximately ten percent of Capitol View Development. The lease includes an annual base rent increasing over the term of the lease plus an adjustment based on Capitol View Development's rate of interest on its loan. The initial lease term is for a period of fifteen years with five renewal options for a term of one year each. Annual rental payments approximate $320,000 per year.

     The Company also leases certain equipment under capital leases from a related party. Original lease terms are for five years.

     The following is a schedule, by years, of future minimum payments required under these leases, together with their present value as of September 30, 1996.

                                                            Land and
                                                            Building        Equipment        Total

            September 30, 1997                            $    314,255    $      67,090    $    381,345
                          1998                                 327,261           26,576         353,837
                          1999                                 330,218            2,656         332,874
                          2000                                 335,635                0         335,635
                          2001                                 337,089                0         337,089
                          Thereafter                         2,837,559                0       2,837,559
                                                          ------------    -------------    ------------
                                                          $  4,482,017    $      96,322    $  4,578,339

         Less: amount representing interest                 (2,414,556)          (7,321)     (2,421,877)
                                                          ------------    -------------    ------------
         Present value of minimum lease
           payments                                       $  2,067,461    $      89,001    $  2,156,462

                                                   11

7. OPERATING LEASE COMMITMENTS

     The Company leases certain office facilities and certain furniture and equipment under various operating leases. Lease terms range from one to five years.

     Minimum annual lease commitments at September 30, 1996 are as follows:

         September 30, 1997                        $     125,058
                       1998                              105,387
                       1999                               83,578
                       2000                                5,295
                       2001                                1,094
                                                   -------------
                                                   $     320,412

     Rental expense for nine months ending September 30, 1996 and year ended December 31, 1995 totaled $136,078 and $196,907, respectively.

8. MAJOR CUSTOMER

     A significant portion of the Company's contract revenue was derived directly or indirectly from contracts with a major customer, a gas and electric utility company located in the northeastern United States. Accounts receivable from this customer aggregated $315,598 and $96,505 at September 30, 1996 and December 31, 1995, respectively. Gross and deferred revenue from these contracts were as follows:


                                             1996                1995

         Gross revenue                   $   2,777,922       $  2,720,816
         Deferred revenue                      303,650            554,635

9. BACKLOG

     The following schedule shows a reconciliation of approximate backlog representing signed contracts in existence at September 30, 1996:

         Balance, December 31, 1995                     $   8,840,877
         Contract adjustments                               1,417,932
         New contracts, 1996                                4,932,291
                                                        -------------
                                                        $  15,191,100
         Less: contract revenue earned, 1996               (7,985,750)
                                                        -------------
         Balance, September 30, 1996                    $   7,205,350

     The Company's backlog at July 31, 1997 is approximately $4,522,000.

10. PROFIT SHARING PLAN

     The Company has a qualified profit sharing plan with a 401(k) deferred compensation provision covering substantially all employees. The plan allows employees to defer up to twenty percent of their annual salary with a tiered matching contribution by the Company up to 1.75%. Additional contributions are at the Company's discretion. The expense charged to operations for the plan was $41,113 and $35,219 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.

11. INCOME TAXES

     The provision for income taxes for the nine months ended September 30, 1996 and the year ended December 31, 1995 consists of the following:

                                              1996           1995

         Current                         $     52,469    $     12,450
         Deferred                             124,000          38,000
                                         ------------    ------------
                                         $    176,469    $     50,450

     The provision for income taxes differs from the amount computed by applying statutory rates principally due to nondeductible meals and entertainment expenses.

     The Company's deferred tax assets and liabilities at September 30, 1996 and December 31, 1995 are shown below. No valuation allowance for the realization of deferred tax assets is considered necessary.

                                                     1996          1995

         Total deferred tax assets               $    36,000    $   160,000
         Total deferred tax liabilities                    0              0
                                                 -----------    -----------
           Net deferred tax asset                $    36,000    $   160,000

12. GOING CONCERN CONTINGENCY

     As shown in the accompanying financial statements, the Company had a stockholders' deficit of $68,482 and $358,566 and an accumulated deficit of $550,445 and $855,344 as of September 30, 1996 and December 31, 1995,
respectively. Although the Company has been profitable during the nine months ended September 30, 1996 and the year ended December 31, 1995, its ability to continue as a going concern is dependent on either their ability to continue to successfully control their costs or their ability to obtain the necessary funding to continue its operations.

     Management has developed a plan identifying excess costs and has developed strategies to reduce costs where feasible. Additionally, the Company has successfully identified an investor with access to capital markets with the ability and intent to provide the capital necessary for the Company to continue as a going concern (see Note 16).

13. STOCKHOLDERS' EQUITY

     The Company's articles of incorporation authorize the issuance of 110,000 non-voting common stock shares. As shown on the balance sheet, the Company inadvertently issued more shares than were authorized at September 30, 1996 and December 31, 1995. At August 26, 1997, the Company has corrected the error by repurchasing certain non-voting shares.

14. COMMON STOCK REPURCHASE COMMITMENTS

     In October 1996, the Company and a shareholder entered into a stock repurchase agreement whereby the Company agreed to repurchase the shareholder's 18,271 non-voting common shares over a three year period at prices that approximate the appraised value of the shares as of December 31, 1995, the most recent valuation date. The Company's total repurchase obligation over the three years subsequent to September 30, 1996 is as follows:

         Year ended September 30, 1997               $  44,364
                                  1998                  40,417
                                  1999                  43,638
                                                     ---------
                                                     $ 128,419

     In March 1997, a former shareholder of a company acquired by the Company under a Stock Exchange Agreement (the Agreement) exercised his option under the Agreement to sell 25% of his 10,154 non-voting common shares received under the Agreement to the Company at a price of $14.43 per share, the appraised value of the Company's shares as of September 30, 1996. Under the terms of the Agreement, the Company has elected to pay the purchase price in twelve equal monthly installments beginning April 1, 1997. Additionally, the former shareholder has the option of selling a maximum of 25% of the shares received under the Agreement annually to the Company at the appraised value of the common shares as of the end of the previous fiscal year.

     Additionally, all Company common shares issued and outstanding are subject to a right of first refusal held by the Company to repurchase the shares in the event the shareholder desires to transfer ownership of the shares.

15. SUBSEQUENT EVENTS

     On May 7, 1997, the Board of Directors approved a 5-for-1 stock split to be effected in the form of a dividend to shareholders of record on May 7, 1997. The stock split will become effective upon approval by the shareholders of an increase in the number of common shares authorized. References in the accompanying financial statements to the number of shares issued and outstanding have not been restated to reflect the pending stock split.

     On May 7, 1997, the Board of Directors approved a non-qualified stock option plan for outside directors and employees of the Company. The Board reserved 21,500 pre-split shares (107,500 post-split shares) for issuance under the plan. On June 26, 1997, the Board granted the option to purchase 3,100 pre-split (15,500 post-split) of non-voting common shares to certain employees at an exercise price of $7.10 per pre-split share ($1.42 per post-split share). Such price represents approximately 50% of the most recent appraised value of a common stock share at the date of grant. Additionally, on June 26, 1997, the Board granted the option to purchase 8,400 pre-split shares (42,000 post-split shares) of non-voting common shares to certain employees at an exercise price of $12.27 per pre-split share ($2.45 per post-split share). Such price represents approximately 85% of the most recent appraised value of a common stock share at the date of grant. Approximately 4,025 pre-split shares (20,125 post-split shares) become exercisable one year from the date of grant and the remainder become exercisable two years from the date of grant. The options terminate five years from the date of grant. The reservation of shares for issuance and the granting of options under the plan are subject to the shareholders' approval of an increase in the number of common shares authorized.

16. PENDING MERGER

     On August 12, 1997, the Company entered into an Acquisition Agreement with DCX, Inc., a publicly held defense contracting company, whereby the Company agreed to exchange 100% of the Company's issued and outstanding common stock for 2,631,145 shares of DCX, Inc. common stock. It is anticipated that the agreement will be consummated on or about September 10, 1997.

     Additionally, as of August 26, 1997, DCX, Inc. has advanced the Company $250,000 under three promissory notes in accordance with the terms of a loan agreement dated July 30, 1997. The amounts advanced bear interest at 13% per annum, payable monthly. The principal amount is due at maturity, June 30, 1998. Collateral for the notes consists of a second lien on substantially all assets of the Company and a security interest in, and pledge of 15,000 pre-split shares (75,000 post-split shares) of the Company's voting common stock held by the majority shareholder.

(b) Pro Forma Financial Information.

DCX, INC. and Subsidiary
Pro Forma Consolidated Financial Statements (Unaudited)



The accompanying unaudited pro forma consolidated financial statements give effect to the acquisition by DCX, Inc. (the "Company" or "DCX") of 100% of the outstanding common stock of PlanGraphics, Inc. ("PlanGraphics") pursuant to the agreement between the parties; to reflect the issuance of 2,631,145 of the Company's common stock and are based on the estimates and assumptions set forth herein under the purchase method of accounting. The unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The unaudited pro forma financial data does not purport to be indicative of t he results which actually would have been obtained had the purchase been effected on the date indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the financial statements.

The pro forma consolidated balance sheet assumes the acquisition was consummated at June 30, 1997. The accompanying unaudited pro forma statement of income has been derived from the statement of income of the Company for the nine month period ended June 30,1 997 and PlanGraphics for the nine month period ended June 30, 1997, and such information adjusted to give effect to the proposed acquisition as if the proposed acquisition had occurred as of the beginning of the period presented.



                                            DCX, INC AND SUBSIDIARY
                                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                JUNE 30, 1997


                                                    DCX, Inc.       PlanGraphics          Pro Forma    Consolidated
                                                     Actual             Actual           Adjustments     Pro Forma

         ASSETS
Cash and cash equivalents                         $    183,447      $     10,016       $               $    193,463
Accounts receivable                                  1,703,845         2,018,353                          3,722,198
Inventories                                          1,213,121                 0                          1,213,121
Prepaid and other                                      272,828           125,945                            398,773
                                                  ------------      ------------       ------------    ------------
  Total current assets                            $  3,373,241      $  2,154,314       $               $  5,527,555

Property and equipment                               1,206,419         2,802,617                          4,009,036
Other assets                                            46,310           197,715                            244,025
Goodwill                                                     0           145,561          4,496,842b,c    4,642,403
                                                  ------------      ------------       ------------    ------------

TOTAL ASSETS                                      $  4,625,970      $  5,300,207       $  4,496,842    $ 14,423,019

     LIABILITIES AND
     STOCKHOLDERS' EQUITY

Notes payable                                     $    907,708      $  1,109,645       $               $  2,017,353
Accounts payable                                       888,445           713,500                          1,601,945
Accrued expenses and other liabilities                 161,961           869,067           400,000b       1,431,028
Accrued litigation settlement                          521,000                 0                            521,000
Deferred revenues                                            0           156,044                            156,044
                                                  ------------      ------------       -----------     ------------
  Total current liabilities                       $  2,479,114      $  2,848,256       $   400,000     $  5,727,370

Notes payable                                                0           514,400                            514,400
Obligations under capital leases                             0         2,068,176                          2,068,176
                                                   -----------      ------------       -----------     ------------
  Total liabilities                              $   2,479,114      $  5,430,832       $   400,000     $  8,309,946


Stockholders' Equity:
  Preferred stock                                $           0      $          0       $         0     $          0
  Common stock                                       5,545,806           434,454         3,564,886a,d     9,545,146
  Additional paid in capital                           329,384                 0                            329,384
  Subscriptions receivable                            (179,000)                0                          (179,000)
  Accumulated deficit                               (3,549,334)         (565,079)          531,956d,e     3,582,457
                                                 ------------      -------------       -----------     ------------
     Total stockholders' equity                  $  2,146,856      $    (130,625)      $ 4,096,842     $  6,113,073

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                           $  4,625,970      $   5,300,207       $ 4,496,842     $ 14,423,019


                     See the accompanying Headnote and Notes to Pro Forma Consolidated Financial Statements

                                                              17




                                            DCX, INC. AND SUBSIDIARY
                                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                                                              PlanGraphics,
                                                DCX, Inc.        Inc.
                                               Nine Months     Nine Months
                                              June 30, 1997   June 30, 1997    Proforma      Consolidated
                                                 Actual          Actual       Adjustments      Pro Forma


Revenue                                       $  3,964,929    $  6,764,206    $          0    $ 10,729,135
Cost of revenue                                  3,530,824       2,175,170               0       5,705,994
                                              ------------    ------------    ------------    ------------
Gross profit                                  $    434,105    $  4,589,036    $          0    $  5,023,141
General and administrative                         702,705       4,280,089         224,842       5,207,636
                                              ------------    ------------    ------------    ------------
Income (loss)from operations                  $   (268,600)   $    308,947    $   (224,842)   $   (184,495)

Other income (expense):
Interest expense                              $   (101,622)   $   (314,029)   $          0    $   (415,651)
Miscellaneous                                      415,562               0               0         415,562
                                              ------------    ------------    ------------    ------------
  Total other                                 $    313,940    $   (314,029)   $          0    $        (89)

Net income before income taxes
  and extraordinary item                      $     45,430    $     (5,082)   $   (224,842)   $   (184,584)
Income taxes                                             0          10,130               0          10,130
                                              ------------    ------------    ------------    ------------
Net income before extraordinary
  item                                        $     45,340    $    (15,212)   $   (224,842)   $   (194,714)

Extraordinary item: gain on
  extinguishment of debt                           267,050               0               0         267,050
                                              ------------    ------------    ------------    ------------

NET INCOME                                    $    312,390    $    (15,212)   $   (224,842)   $     72,336


                     See the accompanying Headnote and Notes to Pro forma consolidated Financial Statements




DCX, Inc. and Subsidiary
Notes to Pro Forma Consolidated Financial Statements

a. To record the issuance of 2,631,145 shares of DCX, Inc. common stock (NPV) at the agreed upon rate of $1.52 per share.

b.   To record the liability for transaction costs.

c.   To record the purchase of PlanGraphics and the related goodwill.

d. To eliminate the capital accounts of PlanGraphics upon consolidation with DCX, Inc.

e.   To record the amortization of goodwill over a 15 year period.

(c) Exhibits

2. Plan of acquisition, reorganization, arrangement, liquidation or succession:

2.1a Acquisition Agreement (without schedules) dated August 12, 1997 between DCX, Inc. (purchaser) and PlanGraphics, Inc. (seller).




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DCX, Inc.
                                      (Registrant)


October 7, 1997, 1997               /S/ Fred Beisser
                                    --------------------------------------------
                                        (Signature)
                                    Frederick G. Beisser
                                    Secretary, Treasurer & Vice President -
                                    Finance & Accounting

                                  PRESS RELEASE

   DCX, INC. BECOMES GEOGRAPHIC INFORMATION SYSTEMS (GIS) INDUSTRY COMPETITOR
                          WITH FIRST MAJOR ACQUISITION.

              DCX, Inc. Completes Purchase of PlanGraphics, Inc.,
                         Nation's Leading GIS Provider

FRANKTOWN, Colorado, September 24, 1997 --DCX, Inc., - (NASDAQ: DCXI) today announced that it has completed its acquisition of PlanGraphics, Inc. of Frankfort, Ky. The transaction involved the exchange of DCX common stock valued at slightly more than $4 million plus the injection of nearly $1,000,000 in working capital in exchange for all the outstanding stock of PlanGraphics, Inc. Privately held PlanGraphics, is the nation's leading independent advisory services GIS firm in the $8.2 billion worldwide GIS industry. DCX will have approximately 9.4 million shares outstanding following the closing of the PlanGraphics transaction. Mr. John Antenucci, President of PlanGraphics, will be appointed President and a director. As previously reported, the size of the board will be increased; additional members have not yet been identified.

This acquisition completes the first step by DCX President and CEO Stephen Carreker to transform DCX into a fully integrated GIS service provider, lessening its historic reliance on defense business. GIS combines interactive computer map displays with database management software to display geographic information - "PlanGraphics has successfully expanded into GIS systems integration and is expected to continue achieving high growth rates," said Mr. Carreker. "The company brings immediate value to DCX in the form of international reputation and contacts. No other U.S. company possesses the objectivity, comprehensive experience, and expertise in GIS technologies, user needs and solutions."

Approximately 30% of PlanGraphics' revenues are derived from state and local government customers; 45% from utilities, and the balance from private and industrial sectors. Commercial clients include IBM, Space Imaging Corp., Analytical Surveys, Inc., Unisys Corp., Lockheed Martin Corp., Hughes Corp. and Harris Corp., in addition to a number of international public and private customers. Formed in 1979, PlanGraphics is headquartered in Frankfort, Ky. and maintains offices in Denver, Silver Spring, Md., Brisbane, Australia, Muscat, Oman and Buenos Aires, Argentina. The firm has 100 employees. For the nine months ended June 30, 1997, PlanGraphics recorded $6.7 million in while DCX reported $4.0 million and net income of $312,390. DCX currently designs and manufactures electronic cables for various aerospace/defense applications. DCX was founded and is currently headquartered in Douglas County, south of Denver.

Some of the statements in this Press Release contain predictions and other forward-looking statements that involve a number of risks and uncertainties. While this outlook represents our current judgment on a future direction of the business, actual results may differ materially from any future action suggested in this report. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks including, but not limited to, future economic conditions, new developments and other factors.
                                     - End -

POC:  Bruce Haun at B. Edward Haun & Co., Financial Communications, 303 595-4667

           For Release at 6:30 a.m. Mountain Time, September 24, 1997